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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated December 6, 1995, on our audit of the consolidated statements of operations, stockholders' equity and cash flows and the financial statement schedule of Consilium, Inc. and subsidiaries as of October 31, 1995 and for the year then ended.

                                                        COOPERS & LYBRAND L.L.P.


San Jose, California
January 22, 1998